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                                                                  Exhibit (a)(5)

                         Notice of Guaranteed Delivery
                                      for
                       Tender of Shares of Common Stock
                                      of
                          PAMIDA HOLDINGS CORPORATION


  THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIREAT 12:00 MIDNIGHT, NEW YORK CITY
         TIME, ON MONDAY, JUNE 14, 1999 UNLESS THE OFFER IS EXTENDED.


   This form, or one substantially equivalent hereto, must be used to accept the Offer (as defined below) if certificates for shares of common stock, par value $.01 per share (the "Shares"), of Pamida Holdings Corporation, a Delaware corporation (the "Company"), are not immediately available or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach the Depositary prior to the Expiration Date (as defined in the Offer to Purchase). Such form may be delivered by hand, overnight delivery, facsimile transmission or mail to the Depositary. See Section 3 of the Offer to Purchase, dated May 17, 1999 (the "Offer to Purchase").

                       The Depositary for the Offer is:

                    AMERICAN STOCK TRANSFER & TRUST COMPANY

      By Mail:               By Facsimile          By Hand/Overnight Delivery:
                             Transmission:



  40 Wall Street,                                   40 Wall Street, 46th Floor
     46th Floor                (Eligible             New York, New York 10005
New York, New York        Institutions Only)        (Attention: Reorganization
10005                       (718) 234-5001                 Department)

(Attention:
Reorganization                Confirm by
    Department)               Telephone:

                            (718) 921-8200

                            For Information
                                 Call:

                            (718) 921-8200

   DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS, OR TRANSMISSION OF INSTRUMENTS VIA A FACSIMILE, OTHER THAN AS SET FORTH ABOVE, DOES NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.

   This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" (as defined in the Offer to Purchase) under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

   The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal or an Agent's Message and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

             THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.
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Ladies and Gentlemen:

   The undersigned hereby tenders to ShopKo Merger Corp., a Delaware corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase, and the related Lettter of Transmittal, receipt of which are hereby acknowledged, the number of Shares of the Company indicated below, pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

Number of Shares: ___________________     SIGN HERE

                                          Name(s) of Record Holder(s):
Certificate No(s) (if available):

-------------------------------------     -------------------------------------
-------------------------------------     -------------------------------------

                                                     (Please Print)
If Securities will be tendered by         Address(es): ________________________
book-entry transfer: ________________     -------------------------------------
-------------------------------------                                (Zip Code)
-------------------------------------     Area Code and Telephone No(s):

                                          -------------------------------------
Name of Tendering Institution:

-------------------------------------     Signature(s): _______________________

                                          -------------------------------------


Account No.:  at                   GUARANTEE
Dated: ______________________________
                   (Not to be used for signature guarantee)

   The undersigned, a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents Medallin Program or a bank, broker, dealer, credit union, savings association or other entity which is an "eligible guarantor institution," as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, (i) represents that the tender of Shares effected hereby complies with Rule 14e-4 under the Securities Exchange Act of 1934, as amended, and (ii) guarantees the delivery to the Depositary of the certificates representing the Shares tendered hereby in proper form for transfer, or, in the case of book-entry delivery of Shares, a Book-Entry Confirmation (as defined in the Offer to Purchase), in each case with delivery of a properly completed and duly executed Lettter of Transmittal (or manually signed facsimile(s) thereof) and any other required documents, or an Agent's Message (as defined in the Offer to Purchase) in the case of a book-entry delivery of Shares, all within three trading days of the date hereof. A "trading day" is any day on which the American Stock Exchange is open for business.

Name of Firm: _______________________     Title: ______________________________

-------------------------------------
       (Authorized Signature)             Name: _______________________________
Address: ____________________________            (Please Print or Type)
-------------------------------------     Area Code and Telephone No.: ________

                           (Zip Code)
                                          Dated: ______________________________

   DO NOT SEND CERTIFICATES FOR SHARES WITH THIS FORM--CERTIFICATES SHOULD BE SENT WITH THE LETTER OF TRANSMITTAL

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